HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board

5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128 Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

e-Future Information Technology Inc.

As an independent registered public accounting firm, we hereby consent to the incorporation by reference in the Registration Statement in the Registration Statement on Form F-3 of eFuture Information Technology, Inc. of our report dated March 14, 2007 with respect to the financial statements of e-Future Information Technology Inc. which appear in the annual report for 2006 as filed with the Securities and Exchange Commission on Form 20-F as amended on July 6, 2007. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Hansen, Barnett & Maxwell, P.C.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

November 12, 2007